                                                                   EXHIBIT 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 8, 1994 included (or incorporated by reference) in Weyerhaeuser Company's Form 10-K for the year ended December 26, 1993 and to all references to our Firm included in this registration statement.

                                          Arthur Andersen & Co.

Seattle, Washington
March 22, 1994